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                                                                  EXHIBIT 23-(5)


                     CONSENT OF CS FIRST BOSTON CORPORATION

CS First Boston Corporation hereby consents to the references to its opinion under the captions "Summary - The Proposed Combination - Reasons for the Proposed Combination; Boards' Recommendations," "Summary - The Proposed Combination Fairness Opinions, "The Combination - Reasons for the Combination; Boards' Recommendations" and "The Combination - Fairness Opinions - Transocean Financial Advisor" Prospectus/Offer to Purchase/Proxy Statement constituting a part of this Registration Statement on Form S-4 and to the inclusion in the Prospectus/Offer to Purchase/Proxy Statement, as Annex B, of its opinion dated July 17, 1996 to the Board of Directors of Transocean ASA. By giving this consent CS First Boston Corporation does not admit, and disclaims, that it is an expert with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         CS First Boston Corporation

                                         By /s/ Marc Granetz
                                           --------------------------
New York, New York
July 29, 1996